Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V45175-P09562 INNOVID CORP. 30 IRVING PLACE, 12TH FLOOR NEW YORK, NY 10003 INNOVID CORP. 2024 Annual Meeting Vote by June 9, 2024 11:59 PM Eastern Time You invested in INNOVID CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 10, 2024. Get informed before you vote View the Notice, Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 10, 2024 11:00 a.m. Eastern Time Meeting to be held virtually at: www.virtualshareholdermeeting.com/CTV2024 Vote Prior to the Meeting: Online: www.ProxyVote.com By Mail: Request a paper copy of the materials, which will include a proxy card

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V45176-P09562 1. Election of Class III Directors For Nominees: 01) Michael DiPiano 02) Zvika Netter 2. Ratification of the appointment of Kost Forer Gabbay & Kasierer, member of Ernst & Young Global, as Innovid Corp.’s independent registered public accounting firm for the 2024 fiscal year. For NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.